Annex II

                      (Specimen Common Stock Certificate)


Number                                                       Shares
FWL

COMMON SHARES                                                COMMON SHARES
TRANSFERABLE IN NEW YORK, N.Y.,                              CUSIP G36535 10 5
RIDGEFIELD PARK, N.J.

    (Foster Wheeler                  FOSTER WHEELER LTD.
     Ltd. Logo)      INCORPORATED UNDER THE LAWS OF THE STATE OF BERMUDA


-------------------------------------------------------------------------------
This Certifies that



is the registered owner of
------------------------------------- -----------------------------------------
FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $1.00 EACH OF
THE CAPITAL OF

Foster Wheeler Ltd. (hereinafter called the "Company"), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness, the seal of the Company and the signatures of its duly authorized officers.

Dated



                  /s/                                                                            /s/

Vice President and Secretary                     (Foster Wheeler                Chairman of the Board, President
                                                  Ltd. Seal)                    and Chief Executive Officer

